Exhibit 99.1

Page (NASDAQ: PRPO) A Cancer Diagnostics Solutions Company 2022 Corporate Presentation DISCLAIMER This presentation has been prepared by Precipio Inc.(the “Company”) and is general background information about the Company’s activities as of the date of this presentation. By accepting this presentation, the recipient acknowledges and agrees that all of the information contained herein is confidential, that the recipient will distribute, disclose, and use such information only for such purpose and that the recipient shall not distribute, disclose or use such information in any way detrimental to the Company. The information contained herein does not purport to be all inclusive and the Company nor any of its respective affiliates nor any of its or their controlling persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. This presentation does not contain all the information that is or may be material to investors or potential investors and should not be considered as advice or a recommendation to investors or potential investors in respect of the holding, purchasing or selling of securities or other financial instruments and does not take into account any investor’s particular objectives, financial situation or needs. Certain statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any anticipated/forecasted results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance, financial results, including the ability of the company to increase its presence/impact/market share in the diagnostic products and services markets, and regulatory matters. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-Q and 10-K. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including general economic conditions and other risks, as well as factors associated with companies, such as Precipio, that are engaged in diagnostics and other research and development activities in the biotechnology industry, including uncertainty in product acceptance and/or receipt of regulatory approvals for product candidates, including any delays and other impacts from the COVID 19 pandemic. Accordingly, the Company claims the protection of the safe harbour for forward-looking statements contained in the Securities Act with respect to all statements contained in this presentation. All information in this presentation is as of the date when this presentation was provided to the recipient by Precipio and Precipio does not undertake any duty to update this information, including any forward-looking statements, unless required by law. No representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of the presentation and the information contained herein and no reliance should be placed on it. Information in this presentation (including market data and statistical information) has been obtained from various sources (including third-party sources) and the Company does not guarantee the accuracy or completeness of such information. While the Company believes its internal research is reliable, such research has not been verified by any independent source. All projections, valuations and statistical analyses are provided for information purposes only. The contents of this presentation should not be considered to be legal, tax, investment or other advice, and any investor or prospective investor considering the purchase or disposal of any securities of the Company should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and related matters concerning an investment in or disposal of such securities and as to their suitability for such investor or prospective investor This presentation and its contents are confidential and proprietary to the Company, and no part of it or its subject matter may be reproduced, redistributed, passed on, or the contents otherwise divulged, directly or indirectly, to any other person (excluding the relevant person’s professional advisers) or published in whole or in part for any purpose without the prior written consent of the Company. 1 Rev. 2022 - 06

Page Market problem Diagnostic errors cost $750B* annually in the US market * Patient Safety Learning White paper publication by PinnacleCare And countless lives. 2

Page Company Vision Creating clinically significant, cost-effective cancer diagnostic technologies to eliminate laboratory errors 3

Page Unique Business Model Solving Clinical, Operational, & Economic Challenges for Diagnostic Laboratories • Precipio identifies clinical and operational challenges • Facilitates the development, testing and implementations of new technologies Clinical Laboratory • Collaborates with the clinical laboratory • Develop & test new technologies clinically and operationally in the lab Product commercializati on R&D Product Product Product Commercialization Commercialization Commercialization 4 Pipeline

Hemescreen™ - Molecular Assays solving economic, workflow, & accuracy deficiencies

(patent pending)

Solution
A set of proprietary reagents using a single-platform, delivering faster and more accurate results

TAM
$500M in the US
$1B worldwide

Commercial status
5 commercial panels
3 panels in development
YE2021 RR: ~$2M
est. 25% QoQ growth

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HemeScreen delivered benefits to a large customer in Florida

Case Study

	HemeScreen Benefits
Turnaround Time (TAT)	18 days TAT (send-out) reduced to 1-2 days (in house)
Patient Impact	Broad panel enables more precise, targeted treatments Shorter TAT drives a faster response and better patient care
Customer Economics	**Zero revenues, to ~$1M/year in operating profit** *(currently one panel only)*

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Page Solution A proprietary media (chemical) used to simultaneously culture multiple types of suspected cancer cells, eliminating diagnostic errors due to pre- selection TAM $100M in the US $250M worldwide Commercial status Products for hematologic cancers available. Products for prenatal testing under development. Media is commercial and being used by several laboratories 2022 RR: < $1M IV-Cell™ Cytogenetics Cell Culture Media 7 Delivering improved accuracy, operational simplicity and cost benefit

Page Channel Distribution Strategy Leveraging existing channel distributors HemeScreen Segments: Benefits: Rapid direct access to target market Reduces time to market Avoids costly sales team IV-Cell Segments: 90% 10% TAM: $100M US $250M Globally Physician owned laboratories Reference laboratories Hospital laboratories Academic center laboratories Reference laboratories 25% 5% 70% TAM: $500M US $1B Globally 8

Page A novel technology enabling accurate assessment of Minimal Residual Disease on limited samples $3B Annually In process – expected completion Q2-2023 Product 4: Cancer MRD Enriches target DNA in samples to significantly reduce biopsy rejection rate $0.5B Annually In process – expected completion Q1-2023 Product 3: QNS Product description TAM Development Status R&D Product Pipeline 2 examples Clinical Lab R&D 9

Page Having served as co-founder and CEO since 2011, Ilan brings over 25 years of experience managing small and medium-size companies. Past experiences include COO of Osiris, VP of Operations at Laurus Capital Management, a multi billion-dollar hedge fund, as well as in various other entrepreneurial ventures. Ilan Danieli, Chief Executive Officer Matt was appointed to Interim Chief Financial Officer of Precipio, Inc. in March 2022. He served as Director of Financial Reporting and Analysis of Precipio, Inc. since joining the Company in June 2017 following its acquisition of Transgenomic Inc., where Matt was the Director of Financial Reporting and Analysis since 2014. Matt has over 30 years of experience in corporate finance for private and public companies. Matt Gage, Interim Chief Financial Officer As co-founder of Precipio, Ayman currently serves as the company CTO, as well as the laboratory’s Technical Director. In this dual role, Ayman is responsible for the entire process from conceptualization and invention of proprietary technologies for Precipio. Prior to Precipio, Ayman served in various technical and research positions in both commercial diagnostic companies as well as academic centers such as Columbia and Yale Universities. Ayman Mohamed, MD, Chief Technology Officer Zaki has been the Company’s Chief Operating Officer since inception as its co- founder. He holds over 15 years of experience in laboratory management spanning all fields of reference laboratory operations primarily focusing on cancer diagnostics. Prior to Precipio, Zaki has served as a consultant with the College of American Pathologists (CAP) for many years as well as several diagnostic companies in setting up their specialized cancer testing operations. Ahmed Zaki Sabet, Chief Operating Officer Keith Meadors has 38+ years of sales, marketing, leadership, and laboratory diagnostics experience. Previously, Keith was VP of Sales & Marketing at Fresenius Kabi and held several roles at Hospira and Becton Dickinson Diagnostics. Keith has an MBA from Texas Christian University and has completed Medical Technology training at Rex Hospital School of Medical Technology. He holds Executive Certificates in Leadership, Sales, & Marketing Management from Kellogg and is ASCP Board Certified. Keith Meadors, Sr. VP of Products Division Miri is an advocate with extensive international legal experience from Sweden, England and Israel specializing in advising on equity capital markets matters, general corporate matters, corporate restructurings, corporate governance, day-to- day securities law and company law issues and M&A transactions. Miri Chiko-Radomski, Legal Counsel, Chief People Officer Management Team 10

Page Richard is a seasoned diagnostics executive with a substantial track record in field. Having served and acted in multiple roles at Dianon Systems, Inc., a diagnostics company that was acquired by LabCorp for $650M, along with Oxford Immunotec, acquired by PerkinElmer for $550M, his depth and expertise is a tremendous value to the Precipio team. Richard Sandberg, Chairman of the Board Jeffrey is a Hematopathologist and former Chair of Pathology Department at Georgetown University. He was the CEO and Chairman at United States Diagnostics Standard Inc. and is a co-founder of the Association for Molecular Pathology (AMP). His career path includes: CSO and director of The Critical Path Institute, Medical Director of Gene Logic, Inc. He also served as Senior Investigator in Hematopathology at the National Cancer Institute. He is currently a medical advisor to Epigenomics AG. Jeffrey Cossman, MD, Director Doug is currently a Partner at Revelation Partners, and joined the healthcare team focusing on biopharmaceutical, diagnostic & medical device investments for InterWest Partners, a venture capital firm. Doug served as Vice President of New Leaf Venture Partners LLC, a private equity and venture capital firm, and prior to joining New Leaf, he was a project leader with The Boston Consulting Group, Inc., where he was a member of the Health Care Practice Area. Douglas Fisher, MD, Director Ronnie is a seasoned diagnostics executive who is currently CEO of Oncocyte (NASDAQ: OCX). Ronnie brings a wealth of experience in the diagnostics world, and specifically in the areas of product development & commercialization. Some of his past experiences includes CMO at Roche Molecular; President of Genetic Science Division at Thermo Fisher Scientific; President of the Medical Sciences Venture at Life Technologies Corporation; and CEO of Clarient, which was acquired by GE Healthcare for $580M in 2010. Ronald Andrews, Director Kathy brings over 30 years of experience as a venture and angel investor and builder of healthcare technology companies. She has extensive Board experience and currently serves on the Boards of Bolt Biotherapeutics (NASDAQ: BOLT), and Phoenix Biotech Acquisition Corporation (NASDAQ: PBAXU). Additionally, she has served on multiple boards including Onyx Pharmaceuticals (NASDAQ: ONXX), Affymax (NASDAQ: AFFY), and ISTA Pharmaceuticals (NASDAQ: ISTA). Kathy Laporte, Director David is currently the EVP and co-owner of Standard Oil of Connecticut, Inc., the largest independently-owned energy retailing company in Connecticut. David has also founded a number of highly successful ventures, including My Gene Counsel, a cancer bioinformatics company. David currently serves on the boards of the following companies: eBrevia, Emme Controls, My Gene Counsel, Sirona Medical Technologies, and The Platt & LaBonia Company. David Cohen, Director Board Of Directors 11

Page Established R&D platform to develop practical, efficient diagnostic solutions Two commercially available, revenue generating products Robust R&D pipeline of impactful cancer diagnostic products, each with billion dollar TAMs Revenue-generating clinical lab creates a self-funded R&D center For more information please contact: Ilan Danieli, CEO Precipio, Inc. (NASDAQ: PRPO) idanieli@precipiodx.com Tel: 203.787.7888 ex. 536 Summary 12